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                                                        Exhibit 99.1


For release:  IMMEDIATELY
Contact:      Charles M. Johnston, Chief Financial Officer
              Commonwealth Bancorp, Inc.
              (610) 313-2189

                 COMMONWEALTH BANCORP, INC. COMPLETES
                       COMMON STOCK REPURCHASE

Norristown, PA, March 15, 1999 - Commonwealth Bancorp, Inc. (NASDAQ: CMSB) announced today that it has completed its previously announced program to repur-chase 0.7 million shares of its outstanding common stock. The shares were re-purchased during the first quarter of 1999 at an average cost of $15.07 per share. The repurchased shares will be held as treasury stock and will be available for general corporate purposes and/or issuance pursuant to the Company's stock option plans.

Commonwealth Bancorp, Inc., with consolidated assets of $2.3 billion, is the holding company for Commonwealth Bank, which has 61 branches throughout south-east Pennsylvania. ComNet Mortgage Services, a division of Commonwealth Bank, has offices in Pennsylvania, New Jersey, Rhode Island, and Virginia. ComNet operates under the trade name of Homestead Mortgage in Maryland.
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